SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – August 20, 2007

(Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.

(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification Number)

101 COLUMBIA ROAD, P.O. BOX 4000, MORRISTOWN, NEW JERSEY (Address of principal executive offices)		07962-2497 (Zip Code)

Registrant's telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Talia M. Griep has joined Honeywell International Inc. (“Honeywell” or the “Company”) as its Vice President and Controller, effective August 20, 2007, and will serve as the Company’s principal accounting officer. Ms. Griep, age 45, most recently served as Corporate Controller at The McGraw-Hill Companies from 2000 until August 2007. She also served as Senior Vice President, Global Business Services since 2003 and Senior Vice President, Global Business Services and Financial Planning since 2006.

Ms. Griep has been granted 15,000 restricted stock units and an option to purchase 20,000 shares of Honeywell common stock. These equity awards will vest in 25 percent increments on each of the first four anniversaries of the date of grant (August 20, 2007), provided that Ms. Griep is employed by the Company on the relevant vesting date. Ms. Griep has been awarded 2,750 Growth Plan Units (which have a target value of $100 per unit) under the Company’s long-term, cash-based incentive compensation program. She also received a cash sign-on award of $100,000, which must be returned if she voluntarily terminates her employment prior to August 20, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2007	HONEYWELL INTERNATIONAL INC.

	By:	/s/ Thomas F. Larkins
Thomas F. Larkins Vice President, Corporate Secretary and Deputy General Counsel